SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
19 West McKinley Street, Mayaguez, Puerto Rico 00680
(Address of principal executive offices)                (Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 3.01(b) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
In a press release dated March 31, 2006, filed herewith as Exhibit 99.1 and incorporated by reference herein, W Holding Company, Inc. (the “Company”) announced that it will not meet the March 31, 2006, deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005, but that it expects to complete its previously announced restatement and file its Annual Report within 30 days after the original due date of March 16, 2006.
Also on March 31, 2006, pursuant to Section 802.01E of the New York Stock Exchange Listed Company Manual, the Company contacted the NYSE, where the Company’s common stock is listed, and discussed with them the status of its filing.
Item 8.01 Other Events.
See Item 3.01(b) above.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
99.1	Press release of the company, dated March 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.
(Registrant)

/s/ Ricardo Hernandez

Ricardo Hernandez Chief Financial Officer
Date: April 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the company, dated March 31, 2006